EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of ESI Tractebel Acquisition Corp. and Northeast Energy, LP on Amendment No. 2 to Form S-4 of our reports on ESI Tractebel Acquisition Corp., Northeast Energy, LP, ESI Northeast Energy GP, Inc., and Tractebel Northeast Generation GP, Inc., dated July 13, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading 'Experts' in such Prospectus.


DELOITTE & TOUCHE LLP


West Palm Beach, Florida
August 3, 1998